UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 30, 2013 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

We held our annual meeting of stockholders on April 30, 2013.  The following is a summary of the matters voted on at the meeting together with a presentation of the voting results for each of the proposals submitted to a vote of the stockholders at the meeting:

1.	The election of two nominees for director to serve three-year terms ending in 2016, as follows:

Nominee	For	Withheld	Broker Non-voted	Other Non-voted
G. Irwin Gordon	3,199,433	242,193	1,871,119	60
Carol A. Wrenn	3,198,696	242,763	1,871,119	227

Each of Mr. Gordon and Ms. Wrenn have been elected to hold office until the 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.
The approval to amend and restate our 1997 Employee Stock Purchase Plan to, among other things, increase the authorized number of shares by 50,000 and allow for purchase prices no lower than the lesser of (i) a 5% discount at the beginning of an offering period of up to 27 months or (ii) a 15% discount at the time of purchase.  Proposal 2 was approved by the following votes:

For:	3,096,008
Against:	303,269
Abstain:	21,838
Broker Non-Voted:	1,871,119
Other Non-Voted:	20,571

3.	The ratification of the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ended December 31, 2013. Proposal 3 was approved by the following votes:

For:	5,090,240
Against:	151,603
Abstain:	50,390
Broker Non-Voted:	0
Other Non-Voted:	20,572

4.	To offer approval of our executive compensation in a non-binding advisory vote. Proposal 4 was approved by the following votes:

For:	2,994,630
Against:	263,243
Abstain:	163,202
Broker Non-Voted:	1,871,119
Other Non-Voted:	20,611

5.
The recommendation, in an advisory vote, on the frequency, in years, an advisory stockholder vote on executive compensation should be held.  The recommended one year frequency of Proposal 5 was approved by the following votes:

1 year:	2,476,535
2 years:	37,761
3 years:	745,588
Abstain:	161,189
Broker Non-Voted:	1,871,119
Other Non-Voted:	20,613

We have determined that we will conduct an advisory stockholder vote on executive compensation every year until the next vote on the frequency of advisory stockholder votes on executive compensation.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: May 6, 2013	By: /s/ Jason A. Napolitano Jason A. Napolitano Executive Vice President, Chief Financial Officer and Secretary